CORPORATE CAPITAL TRUST II POS EX

Exhibit (d)

Corporate Capital Trust II

Subscription Agreement for Corporate Capital Trust II (Referred to herein as the "Company").

The undersigned hereby submits this Subscription Agreement and applies to the purchase of the dollar amount of common shares of beneficial interest of the Company, a Delaware statutory trust, (referred to herein as the "Shares") pursuant to the terms and conditions of the Company's prospectus, as amended and supplemented (the "prospectus"), and as set for the below.

1. INVESTMENT AMOUNT

Minimum initial investment is $5,000. See Section 9 for delivery and wire instructions.

Subscription Amount $ ______

☐ Additional Investment ($500 minimum)

2. INVESTMENT TYPE (Please select one option only.)

☐ **Purchase at Public Offering Price**

☐ **Purchase Net of Upfront Commission**
In accordance with the prospectus, you affirm that this investment meets applicable qualifying criteria and you understand that this investment is subject to all other fees and expenses.

3. FORM OF OWNERSHIP (Please select one option only.)

Non-Qualified Account:

Single Owner

☐ Individual ☐ Individual with Transfer on Death[1]

Multiple Owners (all parties must sign and initial)

☐ Joint Tenants with Right of Survivorship ☐ Joint Tenants with Transfer on Death[1] ☐ Community Property

[1] Ownership options with Transfer on Death require a Transfer on Death form, available at CorporateCapitalTrustII.com.

Trust

☐ Taxable Trust ☐ Tax-Exempt Trust

Name of Trust ______ Tax ID Number ______

Minor Account

☐ Uniform Gift to Minors Act ☐ Uniform Transfers to Minors Act

State of ______ Minor's Date of Birth ______

Qualified Plan Account:

☐ Traditional IRA ☐ SEP/IRA

☐ Rollover IRA ☐ Beneficial IRA[2]

☐ ROTH IRA

[2] Beneficial Decedent ______

Other Account:

☐ C Corporation ☐ S Corporation

☐ Non-Profit Organization ☐ Partnership

☐ Pension Plan ☐ Profit Sharing Plan

☐ Other ☐ Disregarded Entity

Entity Name ______

Tax ID Number ______

FATCA Reporting

Exempt Payee Code (if any) ______ Exemption from FATCA Reporting Code (if any) ______

4. CUSTODIAN INFORMATION (If applicable)

Name ______ Tax ID Number ______

Address ______ Custodian/Brokerage Account Number ______

City ______ State ______ Zip Code ______

5. INVESTOR INFORMATION

Investor/Trustee Name | Social Security or Tax ID Number | Date of Birth

Co-Investor/Trustee Name (if applicable) | Social Security or Tax ID Number

Street Address

City | State | Zip Code

Daytime Phone Number | Evening Phone Number

Mailing Address (optional)

City | State | Zip Code

Citizenship (select one)

- [ ] U.S. citizen
- [ ] Resident Alien
- [ ] Non-resident Alien (Form W-8BEN is required)
- [ ] U.S. citizen residing outside the United States

Country

6. DISTRIBUTION INSTRUCTIONS

If no election is selected, a cash distribution will be sent to the investor's address of record provided in Section 5 or to the custodian indicated in Section 4, as applicable.

- [ ] **Distribution Reinvestment Plan (DRP):** Reinvest in Shares of the Company
  Refer to the prospectus for the terms of the DRP.

Cash Distributions (check one only)

- [ ] Mail a check to Custodian's address in Section 4 (custodial accounts only).
- [ ] Mail a check to Investor/Trustee address in Section 5 (non-custodial accounts only).
- [ ] Send a check to Brokerage Account or Other Account. Complete information to the right (non-custodial accounts only).
- [ ] Electronically deposit. Complete information to the right (non-custodial accounts only).

The Company is authorized to deposit distributions to the checking, savings or brokerage account indicated to the right. This authority will remain in force until the Company is notified otherwise in writing. If the Company erroneously deposits funds into the account, the Company is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit. I further acknowledge that Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred by the Company, its affiliates, or its agents to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, or its agents shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.

Complete information below if you selected "Send check to Brokerage Account or Other Account"

Financial Institution/Third Party

For the Benefit of

Account Number

Address

City

State | Zip Code

Complete information below if you selected "Electronically deposit"[3]

ABA Routing Number (Direct Deposit via ACH only)

Account Number

- [ ] Checking
- [ ] Savings
- [ ] Brokerage/Other

[3] Attach a voided check or instructions from your financial institution. A deposit ticket does not contain the required ACH information.

7. INVESTOR SIGNATURES

In order to induce the Company to accept this subscription, I hereby represent and warrant as follows:
Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of investor(s). An Attorney-in-Fact signing on behalf of investor(s) pursuant to a power of attorney represents by their signature that they are acting as a fiduciary for the investor(s). Otherwise, a power of attorney may not be granted to any person to make such representations on behalf of investor(s).

Each investor must initial each representation.

		Investor Initials	Co-Investor Initials
a)	I have received the prospectus (as amended or supplemented) for the Company at least five business days prior to the date hereof.		
b)	I am either purchasing the Shares for my own account, or if I am purchasing Shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.		
c)	I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles.)		
d)	If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the prospectus (as amended or supplemented as of the date hereof) under the section described in the prospectus and entitled "Suitability Standards" and "Subscription Process". (Applies to **Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Tennessee, Texas** and **Vermont** investors.) It is required that Alabama residents that have a liquid net worth of at least 10 times their investment in the Company and the Company's affiliates. Additionally, it is recommended by the office of the Kansas Securities Commissioner and required in Kentucky that investors not invest, in the aggregate, more than 10 percent of their liquid net worth in the Company and other non-traded business development companies. The Maine Office of Securities recommends and Massachusetts requires that an investor's aggregate investment the Company and similar direct participation program investments not exceed 10% of the investor's liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.		
e)	If I am a resident of **Ohio**, I certify that I will limit my investment in the Company's Shares, in the Company's affiliates and in other non-traded business development companies to not more than 10% of my liquid net worth. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of Shares of the Company, and you fail to meet the minimum net worth or annual income requirements for making an investment or you can no longer make the representations or warranties set forth in this Section 7, we request that you promptly notify your broker-dealer, financial advisor or investor representative in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (Please refer to IRS.gov Form W-9 for specific instructions.)

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me),
(2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding,
(3) I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions).
(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out certification (2) if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below you also acknowledge:

- An investment in the Shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.
- You will not have access to the money you invest for an indefinite period of time.
- You should not expect to sell your shares regardless of how the Company performs.
- Because you will be unable to sell your Shares, you will be unable to reduce your exposure to any market downturn.
- The Company does not intend to list the Shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the Shares to develop.
- The Company may implement a share repurchase program, but only a limited number of shares are eligible for repurchase. In addition, any such repurchases will be at a price less than the current offering price in effect on the date that the Company initiates each repurchase offer and such repurchased shares may be subject to a contingent deferred sales charge.
- Significant portions of the Company's distributions may not be based on investment performance, but may be funded from offering proceeds and borrowings, or paid by its Advisor. Such funding from the Company's Advisor may not continue in the future. The Company is obligated to repay its Advisor and these repayments will reduce the current and future distributions that you should otherwise receive from your investment.

	Signature of Investor/Trustee	Date
Each investor must sign.		
	Signature of Co-Investor/Trustee or Custodian	**Date**
Custodians must sign on a custodial account.		

8. INVESTOR REPRESENTATIVE INFORMATION AND SIGNATURE

The financial advisor or investor representative (each an "Investor Representative") signing below hereby warrants that he/she is licensed and may lawfully sell Shares in which sale of Shares to the investor(s) executing this Subscription Agreement has been made.

Broker-Dealer

Investor Representative

Investor Representative Number

Mailing Address

City

State

Zip Code

Telephone

Fax

Email Address

The undersigned confirms by its signature that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor(s) identified herein are true, correct and complete in all respects; (iii) have verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified and have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iv) have discussed such investors' prospective purchase of Shares with such investor(s); (v) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the Shares; (vi) have delivered the prospectus and related amendments and supplements, if any, to such investor(s); (vii) affirm that no sale of Shares shall be completed until at least five business days after the date the investor(s) receives a copy of the prospectus, as amended or supplemented; (viii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor(s), that such investor(s) meets the Suitability Standards applicable to such investor(s) set forth in the prospectus (as amended or supplemented as of the date hereof), and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years; and (ix), in the case of a registered investment advisor, that the purchase of Shares is in the best interests of the investor. The undersigned, acting in its capacity as agent, Broker Dealer, Financial Institution or Registered Investment Adviser, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and USA PATRIOT Act (Anti-Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS Subscription Agreement AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

I understand this Subscription Agreement is for the offering of Corporate Capital Trust II.

Signature of Investor Representative

Date

Signature of Principal (if applicable)

Date

9. DELIVERY INSTRUCTIONS

In order for your subscription to be processed, you must complete all applicable items on the Subscription Agreement. Investors should read the prospectus, as amended or supplemented as of the date hereof, in its entirety. Each subscription will be accepted or rejected by the Company within 30 days after its receipt. Investors will receive a confirmation of their purchase.

Custodial Accounts
Forward Subscription Agreement and payment to the custodian.

Checks should be made out to "UMB Bank, N.A., as EA for Corporate Capital Trust II" or to the custodian of record for qualified plan or brokerage account investments.

Forward completed Subscription Document and payment to:

By Wire Transfer
UMB Bank, N.A.,
as EA for Corporate Capital Trust II
ABA Routing #101000695
Account #987 223 2356

Please reference subscriber's name in the memo line.

By Standard Mail
UMB Bank, N.A.,
as EA for Corporate Capital Trust II
DST Systems, Inc. Processing Agent
PO Box 219005
Kansas City, MO 64121-9005

By Overnight Mail
UMB Bank, N.A.,
as EA for Corporate Capital Trust II
DST Systems Inc. Processing Agent
430 W 7th Street, Ste. 219005
Kansas City, MO 64105-1407

Cash, money order, third-party checks and traveler's checks will not be accepted. If a check received from an investor is returned for insufficient funds or otherwise not honored, the Company or its agent may return the check with no attempt to redeposit. In such event, any issuance of the Shares or declaration of distributions on Shares may be rescinded by the Company. Corporate Capital Trust II may reject any subscription, in whole or in part, per its sole discretion.

10. GO PAPERLESS: INVESTOR ELECTRONIC DELIVERY CONSENT (Optional)

By signing below and providing a valid e-mail address below, you may elect to receive shareholder communications electronically. You may also sign up by visiting www.CorporateCapitalTrustII.com/gopaperless.

I acknowledge that I will not receive paper copies of shareholder communications unless (i) the Company, in its sole discretion, has elected not to provide a particular communication electronically, (ii) I change or revoke my election at any time by notifying CNL Client Services at the number below, (iii) my consent is terminated by an invalid email address, or (iv) I specifically request a paper copy of a particular shareholder communication, which I have the right to do at any time. I acknowledge that in order to view my shareholder communications, I will need to register for an account and log-in at www.CorporateCapitalTrustII.com/gopaperless. Shareholder communications may include, but are not limited to, proxy materials, annual and quarterly reports, investor communications, customer account statements, tax forms and other required reports. I understand that my below consent for electronic delivery applies to the Company and any other investment products affiliated with the Company. I have provided a valid email address and if that email address changes, I will send a notice of the new address by contacting CNL Client Services. I understand that any changes to my election may take up to 30 days to take effect and that I have the right to request a paper copy of any electronic communication by contacting CNL Client Services. The electronic delivery service is free; however, I may incur certain costs, such as usage charges from an Internet access provider, printing costs, software download costs or other costs associated with access to electronic communications. I understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I understand that there are possible risks with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Signature

Email Address

Co-investor/Trustee Signature (if applicable)

Email Address

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